                                                                    EXHIBIT 10.1


CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE COPY OF THIS EXHIBIT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                             MEMORANDUM OF AGREEMENT

         THIS MEMORANDUM OF AGREEMENT (the "MOA") is made as of September 15, 1999 (the "Effective Date") by and between QUOKKA SPORTS, INC., a corporation organized under the laws of Delaware, with principal offices at 525 Brannan Street, San Francisco, CA. 94107 ("Quokka") and INTEL CORPORATION, a corporation organized under the laws of the state of Delaware, with principal offices at 2200 Mission College Blvd., Santa Clara, California 95052 ("Intel").

                                    RECITALS

Quokka provides digital interactive media coverage of various sporting events through, among other channels, a site on the World Wide Web located currently at the URL "http://www.quokka.com" (the "Site"). Intel is a manufacturer of microprocessors, software and systems, and internet services and solutions.

Intel desires to be a digital entertainment sponsor in connection with quokka.com and the event coverage therein, and to receive the rights and benefits as more fully described herein.

Quokka desires to secure certain promotional consideration and exposure in connection with Intel promotional activities.

Quokka wishes to purchase and Intel wishes to provide certain Internet data services as more fully set forth herein.

In accordance with that certain Software License and Development Agreement dated March 20, 1998 (as amended on August 10, 1998) between Intel and Quokka (the "Original Development Agreement"), the parties (among other things) cooperatively participated in the development of an application and related software for the purposes of production and delivery of multiple high bandwidth media streams to allow end users to customize their viewing experience of a live sporting event (the "Application"). Quokka wishes to acquire from Intel, and Intel wishes to provide to Quokka, certain development services to further develop the Application, as well as other projects.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. TERM: The term of this MOA shall commence on September 15, 1999 and conclude December 31, 2002, unless terminated sooner in accordance with the terms of this MOA (the "Term").



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

2.       OBLIGATIONS OF THE PARTIES

         2.1.     Development.

                  2.1.1. Development Resources. Intel will, upon Quokka's request, provide to Quokka the services of appropriate engineering resources ("Engineers"), who will complete the Projects (as defined in Section
                           2.1.2 below). [*] Engineers will be charged against Quokka's payments set forth in Section 2.1.4 at [*]

                  2.1.2.   Identification of Projects and Development Process.

                           2.1.2.1. The parties agree that the first two
                                    development projects to be undertaken
                                    pursuant to this MOA ("Projects") will be [*]

                           2.1.2.2. For additional development projects, Quokka
                                    may request certain development projects which will be undertaken by the parties, and Intel will reasonably consider such requests. The specific projects undertaken will be by mutual agreement of the parties. Prior to selection of a Project, Intel and Quokka will consult regarding various projects already under development at Intel and/or Quokka, and the parties' selection of Projects will take into account such projects under development in order to maximize the utility of the development efforts in connection with the Projects.

                           2.1.2.3. The Projects may include integration of
                                    existing third party products and
                                    technologies, as agreed by the parties.

                           2.1.2.4. As part of the mutual selection of the
                                    Projects, the parties develop an agreed
                                    Project Requirements Document ("PRD"),
                                    including technical specifications, staffing requirements, development milestones, budgets, licensing, and intellectual property ownership and related issues within a reasonable time after project selection. The Engineers' time in connection with preparing the PRD will be chargeable to Quokka. If Intel and Quokka are unable to agree on a PRD the parties will escalate the disagreement to their respective senior managements, who will attempt to



[*] Confidential treatment requested.


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

                                    resolve the disagreement in good faith. If, within a reasonable time of senior management discussion, the parties are unable to agree on a PRD, the parties are not obligated to go forward with that Project. Upon reaching agreement on the PRD, the parties will undertake to develop the Project in accordance with the PRD. All projects will be subject to a mutually agreed change control process.

                  2.1.3.   Licenses and Intellectual Property Ownership.

                           2.1.3.1. For the [*]

                           2.1.3.2. For the [*] The parties anticipate that the
                                    [*] functionality shall be provided in
                                    conjunction with hosting or distribution services offered by Intel, and that if such functionality is not offered by Intel in conjunction with such services, Intel will license use of the [*] separately on reasonable terms.

                           2.1.3.3. For additional Projects, the parties will
                                    agree on the intellectual property licensing terms and conditions at the time the PRD is agreed to, as part of the agreement to undertake the Project.

                  2.1.4. Development Services Payment. In consideration of the development services to be provided by Intel, Quokka will make the following payments in the amount of [*] to Intel on the following schedule:




[*] Confidential treatment requested.


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


                           Due Date                          Amount
                           --------                          ------
                           October 1, 1999                    [*]

                           January 1, 2000                    [*]

                           April 1, 2000                      [*]

                           July 1, 2000                       [*]

                           October 1, 2000                    [*]

                           January 1, 2001                    [*]

                           April 1, 2001                      [*]

                           July 1, 2001                       [*]

                           October 1, 2001                    [*]

                           January 1, 2002                    [*]

                           April 1, 2002                      [*]

                           July 1, 2002                       [*]

                           October 1, 2002                    [*]

                           Intel will invoice Quokka thirty (30) days prior to the Due Date set forth above ("Invoice Date"). Payments received by Intel more than sixty (60) days after the Invoice Date will bear interest at the rate of 1.5% per month from the original Due Date to the date the payment is received.

         2.2. QPT Sponsorship. Quokka hereby designates Intel as the exclusive "Quokka Performance Team Official Partner" ("QPT OP") in the "Internet Services" category (the "Exclusive Category"). The "Internet Services" category will be defined more fully in the definitive agreement. As a QPT OP, Quokka will provide to Intel the rights and benefits set forth on Exhibit A. In addition, during the Term, subject to any restrictions that may be imposed by any rightsholder, Quokka shall utilize Intel as [*] Furthermore, Intel acknowledges that Quokka shall not immediately utilize Intel's web hosting services on an exclusive basis, but that there shall be a reasonable transition period based on Quokka's existing obligations to current service providers and any technical issues impacting such transition.





[*] Confidential treatment requested.


                                    4 of 25

                  2.2.1. Payment. In consideration of the QPT OP benefits set forth on Exhibit A, Intel shall make payments to Quokka in the total amount of [*] in accordance with the following schedule:


         Due Date              1999          2000            2001           2002
         --------              ----          ----            ----           ----
         January 15                           [*]            [*]            [*]
         April 15                             [*]            [*]            [*]
         July 15               [*]            [*]            [*]            [*]
         October 15            [*]            [*]            [*]            [*]

                           Promotional value will not be specified on a quarterly basis. Quokka will invoice Intel thirty
                           (30) days prior to the due date ("Invoice Date"). Payments received by Quokka more than sixty (60) days after the Invoice Date will bear interest at the rate of 1.5% per month from the original Due Date to the date the payment is received.

                  2.2.2. Program Review. To facilitate the attainment of the Parties' goals within the context of the relationship created by this QPT sponsorship, authorized representatives from the Parties' product and marketing teams will meet at least semi-annually in order to discuss the sponsorship and promotional plans relevant to the Parties' goals under this sponsorship and to attempt to resolve in good faith any issues arising from the implementation of the sponsorship (the "Working Team Review Meetings"). The responsible Intel and Quokka Program Managers will confer and agree before each meeting on the anticipated time, place, duration and number of attendees for each meeting.

                  2.2.3. Executive Review. In addition to the Working Team Review Meetings, responsible executives representing the Parties will meet at least semi-annually to review the success of this sponsorship in achieving their respective goals, to review the sponsorship and marketing performance of the sponsorship, and to attempt in good faith to resolve any issues arising from the implementation of the sponsorship which could not be resolved in the Working Team Review Meetings.

                           2.2.3.1. Mediation. If disputes remain after
                                    Executive Review, the parties shall select a neutral third party to mediate any remaining disputes on valuation of promotional efforts and activities. If the parties cannot agree on a neutral third party, each party shall nominate a mediator, and the two selected mediators shall jointly select a third, and the three mediators shall resolve such disputes by a majority vote amongst themselves.


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                           2.2.3.2. Corrective Action Plan; Termination. At [*]
                                    of the Term, if Intel is unsatisfied with the performance of the sponsorship, it may invoke a "Corrective Action Plan" ("CAP") in order to "make good" the value received by Intel from the sponsorship. The CAP shall identify deficiencies and remedies as agreed by the parties, and set forth the criteria which the parties agree will remedy such deficiencies. Should the criteria agreed by the parties not be met at the end of the CAP period of [*], then Intel may terminate the sponsorship. In the event of termination of the sponsorship pursuant to this Section 2.2.3.2, neither party shall have any further obligations to the other in connection with the sponsorship (e.g., Intel's payment obligations in connection with the sponsorship shall cease, but Intel shall not be entitled to any refund of prior payments in connection with the sponsorship).

2.3. Promotion by Intel.

                  2.3.1. Intel will provide [*] in promotional value to Quokka during the Term. Such value will not be specified on a quarterly basis and is dependent on the Quokka Programming Schedule available in any given year, the resulting traffic and number of registrants for [*].

                           2.3.1.1. Intel understands that Quokka desires that
                                    Intel's promotional efforts maximize the amount of television advertising and retail promotions, but Quokka acknowledges that the [*]

                  2.3.2. Program Review. To facilitate the attainment of the Parties' goals within the context of the relationship created by this promotional commitment, authorized representatives from the Parties' product and marketing teams will meet at least semi-annually in order to discuss the sponsorship and promotional plans relevant to the Parties' goals under this commitment and to attempt to resolve in good faith any issues arising from the implementation of the commitment (the "Working Team Review Meetings"). The responsible Intel and Quokka Program Managers will confer and agree before each meeting on the anticipated time, place, duration and number of attendees for each meeting.

                  2.3.3. Executive Review. In addition to the Working Team Review Meetings, responsible executives representing the Parties will meet at least semi-annually to review the success of this commitment in



[*] Confidential treatment requested.


                                    6 of 25
                           achieving their respective goals, to review the commitment and marketing performance of the sponsorship, and to attempt in good faith to resolve any issues arising from the implementation of the commitment which could not be resolved in the Working Team Review Meetings.

                           2.3.3.1. Mediation. If disputes remain after
                                    Executive Review, the parties shall select a neutral third party to mediate any remaining disputes on valuation of promotional efforts and activities. If the parties cannot agree on a neutral third party, each party shall nominate a mediator, and the two selected mediators shall jointly select a third, and the three mediators shall resolve such disputes by a majority vote amongst themselves.

                  2.3.4. Corrective Action Plan; Termination. At [*], if Quokka is unsatisfied with the performance of the promotional efforts, it may invoke a "Corrective Action Plan" ("CAP") in order to "make good" the value received by Intel from the promotion commitment. The CAP shall identify deficiencies and remedies as agreed by the parties, and set forth the criteria which the parties agree will remedy such deficiencies. Should the criteria agreed by the parties not be met at the end of the CAP period of [*], then Intel may terminate the promotion commitment. In the event of termination of the promotion commitment pursuant to this Section 2.3.4., neither party shall have any further obligations to the other in connection with the promotion (e.g., Quokka's payment obligations in connection with the promotion shall cease, but Quokka shall not be entitled to any refund of prior payments in connection with the promotion).

2.4. Internet Services.

                  2.4.1. SERVICE: Quokka agrees to purchase at least [*] of services from Intel for Internet Services, from Intel Online Services ("IOS"), Intel Content Services ("ICS"), and Intel Edge Services ("IES") (collectively, the "Services") as set forth herein.

                  2.4.2.   IOS

                           2.4.2.1. MASTER CUSTOMER AGREEMENT FOR HOSTING AND
                                    DATA CENTER SERVICES; SERVICE LEVEL
                                    AGREEMENTS: Quokka agrees to execute
                                    simultaneously with this MOA, the "Intel
                                    Online Services Master Customer Agreement" attached hereto as Exhibit B (the "MCA"). The parties agree to negotiate in good faith a "Service Level Agreement" ("SLA") setting forth the service standards and other terms


[*] Confidential treatment requested.


                                    7 of 25
                                    applicable to the provision by Intel of the services contemplated by the MCA. The SLA will provide for service levels by Intel [*]

                           2.4.2.2. INITIATION OF HOSTING AND DATA CENTER
                                    SERVICES: Subject to execution of a mutually acceptable SLA, Quokka will initiate use of Intel's hosting services in October 1999. Quokka agrees, at a minimum, to purchase [*] of hosting and data center services from Intel during 1999 and 2000. The initial configuration of servers will be hosted at Intel's Santa Clara facility. The anticipated number of servers, bandwidth requirements and the associated charges are set forth in the following table:


                            SERVERS/B/W        OCT        99 TOTAL     SERVERS/B/W       JAN        TOTAL'00
                            -----------        ---        --------     -----------       ---        --------
Web                             [*]            [*]          [*]           [*]            [*]          [*]
App                             [*]            [*]          [*]           [*]            [*]          [*]
Dbase                           [*]            [*]          [*]           [*]            [*]          [*]
b/w                             [*]            [*]          [*]           [*]            [*]          [*]
total monthly                                  [*]          [*]                          [*]          [*]


Setup                                          [*]          [*]                          [*]          [*]
Total Cost                                     [*]          [*]                          [*]          [*]
Prepayment                                                  [*]                                       [*]


Total Cost w/Prepayment                                     [*]                                       [*]

Total servers                   [*]                                       [*]


                           2.4.2.3. Additional services above and beyond this
                                    initial setup and configuration will be
                                    jointly forecasted between Quokka and Intel on a monthly basis.

                           2.4.2.4. PRICING. Quokka has reviewed and accepts
                                    Intel's standard pricing as set forth on Exhibit C. Quokka understands that such standard prices may change upon notice from Intel, unless the parties agree otherwise in an SLA.


[*] Confidential treatment requested.


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

                           2.4.2.5. LAUNCH PARTICIPATION. Upon reasonable
                                    request, Quokka agrees to participate in Intel's launch activities for Intel's IDS-1 data center. Quokka's reasonable participation may include a joint announcement mutually approved by the parties and inclusion of Quokka on an initial list of Intel's customer commitments.

                  2.4.3. ICS AND IES: In addition to hosting and data center services, Quokka may purchase certain services from ICS and IES. ICS will provide [*] IES will provide [*] Service requirements, delivery timeframes and charge will be agreed upon as specified in a mutually acceptable project requirements documents.

                  2.4.4. PAYMENT: In consideration of the services to be provided by Intel, Quokka will make the following payments in the amount of [*] to Intel on the following schedule:




[*] Confidential treatment requested.


                                    9 of 25

                           Due Date                                  Amount
                           --------                                  ------
                           October 1, 1999                            [*]
                           January 1, 2000                            [*]
                           April 1, 2000                              [*]
                           July 1, 2000                               [*]
                           October 1, 2000                            [*]
                           January 1, 2001                            [*]
                           April 1, 2001                              [*]
                           July 1, 2001                               [*]
                           October 1, 2001                            [*]
                           January 1, 2002                            [*]
                           April 1, 2002                              [*]
                           July 1, 2002                               [*]
                           October 1, 2002                            [*]

                           2.4.4.1. Intel will invoice Quokka thirty (30) days
                                    prior to the Due Date set forth above
                                    ("Invoice Date"). Payments received by Intel more than sixty (60) days after the Invoice Date will bear interest at the rate of 1.5% per month from the original Due Date to the date the payment is received.

                           2.4.4.2. Services will be charged against Quokka's
                                    payments. If charges for Services utilized by Quokka exceed in aggregate the amount Quokka has paid to Intel hereunder in aggregate, Intel may invoice Quokka for such excess amount. Such excess amount will be credited against Quokka's next payment amount. In the event that Quokka utilizes Services that exceed in aggregate the amount of Quokka's payment obligations in any calendar year Intel will charge Quokka for such Services [*]

2.5. Quokka Proprietary Configured Systems.

                  2.5.1. Quokka may satisfy up to [*] of its cash payment obligations set forth in Section 2.4.4 by [*] to Intel.

                  2.5.2. The pricing, quantities, specifications and purchase schedule are to be determined by the mutual agreement of the parties; provided that such purchase must be completed by [*]



[*] Confidential treatment requested.


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3.       CONFIDENTIALITY: This MOA and the terms hereof are confidential and shall not be disclosed to any third party without the prior written consent of the non-disclosing party. Except as expressly provided herein, this MOA and all disclosures relating thereto shall be governed by CDNA # 101693 executed by the parties on November 18, 1997.

4. INDEPENDENT CONTRACTORS: Notwithstanding the use of the term "partnership" in this MOA, the relationship of the parties shall be as independent contractors and nothing contained herein shall constitute the creation of any partnership, agency or joint venture relationship between the parties hereto. Neither party shall have the right to obligate or bind the other in any manner whatsoever.

5. CONSEQUENTIAL DAMAGES: In no event shall either party be liable to the other party or to third parties for lost profits or other consequential, incidental, indirect, special, damages of any nature whatsoever, including, without limitation, loss of profits, loss of business, or anticipatory profits, even if such party has been apprised of the likelihood of such damages.

6. ASSIGNMENT: Neither party may assign any of its rights, obligations, or privileges (by operation of law or otherwise) hereunder without the prior written consent of the other, except that Intel may assign its rights and obligations under this MOA to one or more of its majority-owned subsidiaries, and Quokka may assign its rights and obligations to any entity that acquires all or substantially all of its assets or a controlling interest of Quokka's outstanding equity (subject to Intel's prior written consent, which will not be unreasonably withheld).

7. ENTIRE AGREEMENT: The entire understanding between the parties is incorporated herein and supersedes all prior discussions and agreements between the parties relating to the subject matter hereto. This MOA can be modified only by a written amendment executed by both parties.

8. SEVERABILITY: If any provision or provisions of this MOA shall be held to be invalid or unenforceable, such provision shall be enforced to the fullest extent permitted by applicable law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9. TERMINATION: Either party may terminate its performance of related obligations under this MOA if the other party fails to cure a material breach under a portion of this MOA within thirty (30) days of receipt by the breaching party of written notice of such breach from the non-breaching party. The parties agree that the failure or termination of any portion or relevant provision of this MOA will not be



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

         a basis for terminating other severable obligations or provisions of this MOA, unless the failure or breach is such that the entire MOA loses substantially all of its value to the non-breaching party.

10. NOTICE: Notices required or permitted hereunder shall be in writing and deemed given and received when properly posted by registered or certified mail, postage prepaid, first class, in an envelope properly addressed

         (i) if to Intel, to:            Intel Corporation
                                         2200 Mission College Blvd.
                                         Santa Clara, California 95052
                                         ATTN:  General Counsel


         (ii) if to Quokka:              Quokka Sports, Inc.
                                         525 Brannan Street, Ground Floor
                                         San Francisco, CA  94107
                                         ATTN: General Counsel

14. WAIVER: Any waiver of any kind by either party of a breach of this MOA shall not operate or be construed as a waiver of any subsequent breach by the other party. Any delay or omission in exercising any right, power or remedy pursuant to a breach or default by one party shall not impair any right, power or remedy which the other party may have.

15. GOVERNING LAW: This MOA shall be governed exclusively by and construed in accordance with the substantive laws of the State of Delaware, without regard to principles of conflicts of law. The parties agree that any legal proceedings shall be conducted in Santa Clara, California.

16. NATURE OF AGREEMENT: This MOA constitutes a binding obligation of the parties. Upon execution, the parties will enter into good faith negotiations to enter into a definitive agreement that more fully sets forth the respective rights and obligations of the parties (the "Definitive Agreement"); provided, however, that until the parties execute the Definitive Agreement, this MOA shall constitute a valid and binding agreement of the parties hereto. The Definitive Agreement will contain such additional terms and conditions as are customary in agreements of this nature, including without limitation, indemnification provisions, warranties and disclaimers thereof and limitations of liability.



                                    12 of 25

ACCEPTED AND AGREED:


INTEL CORPORATION


By: /s/ Ronald J. Whittier
    ----------------------------------------
Name: Ronald J. Whittier
      --------------------------------------
Its: Senior Vice President
     ---------------------------------------


QUOKKA SPORTS, INC.


By: /s/ Alan Ramadan
    ----------------------------------------
Name: Alan Ramadan
      --------------------------------------
Its: President and CEO
     ---------------------------------------






                                    13 of 25

                                    EXHIBIT A

                               RIGHTS AND BENEFITS


I.       RIGHTS

         1. EXCLUSIVE CATEGORY RIGHTS

         Quokka will not grant any of the rights and benefits as set forth herein to any other party in the Exclusive Category unless any event rightsholder requires Quokka to offer another party any such rights and benefits in connection with coverage of such rightsholder's event. [*]

         2. WORLDWIDE USAGE BY INTEL OF MARKS AND OFFICIAL DESIGNATIONS

            A. Worldwide use of the following marks, subject to mutually agreeable trademark licenses and usage terms:

                           -        Quokka Performance Team mark

                           -        Quokka Sports mark

            B. Worldwide use of the following official designations, subject to mutually agreeable trademark licenses and usage terms:

                           - Official Worldwide Partner of the Quokka Performance Team

                           - Official Worldwide On Line Services Partner of the Quokka Performance Team

         3. [*]

II.      BENEFITS

            A.   MEDIA BENEFITS



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                                    14 of 25
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         1.  Branded Media Impressions: Quokka Performance Team branding and placement for Intel on or within [*] of the cumulative Projected Branded Impressions set forth below. At least [*] of such cumulative Projected Branded Impressions shall represent solo branding and placement for Intel.


                                                 Projected
                          Year              Branded Impressions
                          ----              -------------------
                          1999                      [*]


                          2000                      [*]


                          2001                      [*]


                          2002                      [*]


                          TOTAL                     [*]

         2. Premium multimedia advertising design, strategic consulting, creative services, and production furnished by Quokka (e.g., pop-ups, interstitials, distributed applications and broadband media advertisements) to deliver Intel messaging as part of the Quokka Brand Immersion process.

         3. Monthly Network viewer/audience reports, including Branded Impressions.

     B.  SPONSORSHIP/CONTENT BENEFITS

         1. Intent Optimized Content: Production of [*] mutually agreed content features for inclusion in Intel Promotional Programs during each full year on the Term [*]

         2. Hospitality programs, as mutually agreed, in connection with events covered by Quokka, to the extent that Quokka may provide such rights.

     C.  SALES BENEFITS

         1. Real-time Intel and Quokka Performance Team Product Showcase within the Site.

         2. Intel Sales Tools [*]: Quokka will create a custom CD and custom URL within quokka.com for exclusive use by Intel to showcase Intel equipment and technology.

         3. Access to Quokka content for Intel advertising and marketing efforts, to the extent that Quokka may license such right.


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                                    15 of 25
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         4.  Access to the Quokka Digital Studio for real time product showcasing and corporate customer and employee events. In addition, appropriate Intel branding will be present in the studio.

         5. Direct Marketing: Commercial efforts to promote QPT and Intel's role therein in online newsletters direct mail relationship marketing efforts.

     D.  QPT PUBLIC RELATIONS/COMMUNICATIONS BENEFITS

         1. When available, Quokka will recognize and endorse the Quokka Performance Team partnership alliance and Intel's official designation in off-line media relations, public announcements, advertising and keynote addresses done by Quokka Sports.

         2. Quokka will supply executive speakers (such as John Bertrand and Alan Ramadan) to speak to Intel meetings, events and trade shows regarding Intel's Digital Marketing initiatives. All speaker fees shall be waived for Intel. Engagements will be subject to speaker availability.

         3. Quokka will participate in Intel promotional events, both online and otherwise.

     E.  CATEGORY LEADERSHIP BENEFITS

         1. Quokka will appoint a designated Intel Relationship manager to manage and maximize to the extent possible the benefits described in this agreement.

         2. Intel Digital Entertainment Partnership Plan prepared jointly by Quokka Sports and INTEL focused on executing against Intel's business strategies.

         3.  Annual ROI-based Assessment Report.




                                    16 of 25

                                    EXHIBIT B

                            STANDARD PRICING SCHEDULE




OFFERING                     STANDARD PRICE / SERVER
--------                     -----------------------
IA Web/App Server                      [*]
IA DB Server                           [*]
10/50 bandwidth*                       [*]

BANDWIDTH IS CHARGED AT [*] for the target usage base [*] For each incremental mbs above the base, [*] is charged in the following fashion: IOS will monitor the bandwidth usage [*] IOS will deduct the [*] usage base from the total. The highest remaining data point [*] will be the basis of the charge. [*]





[*] Confidential treatment requested.


                                    17 of 25

                                    EXHIBIT C

                            INTEL(R) ONLINE SERVICES

                            MASTER CUSTOMER AGREEMENT



         This Master Customer Agreement ("Agreement") is between Intel Online Services, Inc., a wholly owned subsidiary of Intel Corporation, ("Intel") and the Customer identified below ("Customer"). This Agreement includes certain Service Level Agreements, Attachments and Schedules to be mutually agreed in writing and attached in the future (together the "Schedules").

1. Services. Intel will provide to Customer the internet data center services ("Services") specified in a Service Level Agreement ("SLA") Order Form attached hereto or added by the parties in the future. All SLA's shall be effective upon the date set forth in them or a related fee schedule. In the event of any conflict of any SLA and this Agreement, the terms of the applicable SLA shall control.

2. Prices and Taxes. Prices are stated in the relevant SLA or attached fee schedule and may be changed at any time by Intel unless they are stated to be firm for a certain period. If any of the Services are on a month-to-month basis, Intel will give Customer at least thirty (30) days notice of a price change. Customer is responsible for tariffs, telecommunications surcharges or other governmental charges due in connection with providing the Services to Customer. If Intel is required to pay or collect any local, value-added, goods and services, or any other similar taxes or duties based on the Services provided hereunder, then Intel shall add such taxes to the prices for Services and Customer agrees to pay such amounts.

3. Payment. Unless otherwise stated in an SLA, Intel will invoice Customer monthly. Customer agrees to pay Intel within thirty (30) days from receipt of invoice. For overdue invoices, Customer will pay Intel interest on the overdue amount at a rate of one and one-half percent (1.5%) for each month or part of a month (or the maximum rate allowed by law, whichever is less) that the payment is overdue. All fees payable to Intel shall be paid by check tendered or wire transfer at the following addresses or to such other payment addresses as Intel shall designate in writing in a notice given in accordance with Section 14.1 below:

            Remittance Address:                     Wire Transfer Account:
            Intel Corporation                       CITIBANK
            2111 N.E. 25th Ave.                     New York, New York
            Hillsboro, OR 97124                     ABA #021000089
            Attn:  Post Contract Management         General Account # 38385954
            M/S:  JF3-149

Upon the request of either party, the parties agree to negotiate in good faith an electronic invoice and payment procedure suitable for making the payments contemplated under this Section.

4. Term. This Agreement shall commence as of the last date of execution ("Effective Date") and shall terminate upon the later of: (i) the last to expire of any SLA entered into hereunder, or (ii) December 31, 2002. Thereafter, the Agreement shall automatically renew for successive one (1) year periods unless either party gives the other written notice of intent to terminate and not renew at least sixty (60) days' prior to the end of the initial term or any renewal term.

5. Termination.

         5.1 General Termination Rights. Either party may terminate this Agreement for material breach by the other party upon written notice of not less than thirty (30) days and failure to cure the breach within the notice period.


                                    18 of 25

         5.2 Intel's Additional Rights to Restrict Services. Intel reserves the right with or without notice to modify or terminate any or all Services or restrict Customer's use in whole or in part if, in Intel's sole judgment, use of the Services by Customer or its end users (i) presents a material security risk or will interfere materially with the proper continued operation of a data center or related services; (ii) violates applicable laws or governmental regulations, including without limitation consumer protection, securities regulation, child pornography, obscenity, data privacy, data transfer and telecommunications laws; (iii) violates or infringes any intellectual property right of Intel or a third party; (iv) violates export control regulations of the United States or other applicable countries; (y) otherwise violates Intel's Acceptable Use Policy; or (v) is subject to an order from a court or governmental entity stating that such use generally or for certain activities must stop. Prior to modifying or terminating any Services for the reasons set forth in subparagraphs (iii), Intel will provide at least forty-eight (48) hours notice to Customer prior to taking any such action. In all other circumstances set forth in this Section 5.2, Intel will endeavor to provide as much prior notice as reasonably practicable before taking any such action; provided that Customer acknowledges that Intel may not be able to give any notice in such circumstances.

         5.3 Effect of Termination. Upon termination, all rights granted to Customer under this Agreement terminate immediately. Intel will return to Customer all data files or other Customer property in Intel's possession so long as Intel, in its reasonable discretion, determines that such a return would not be a violation of any applicable law or governmental regulation. Customer remains liable to pay Intel for the Services received through the date of termination of this Agreement and for any periods during which Customer is still receiving all or some portion of the Services. The following sections will survive any expiration or termination of this Agreement: Section 6.1 (Customer's Responsibility for Use of the Services), Section 6.5 (Customer's Indemnity of Intel), Section 7 (Intel's Indemnity of Customer), Section 9 (Ownership of Intellectual Property), Section 10 (Confidentiality; Data Use), Section 11 (Disclaimer of Warranties), Section 12 (Limitation of Liability; Remedies),
Section 13 (Dispute Resolution; Governing Law), and Section 14 (Miscellaneous).

6. Customer Responsibilities.

         6.1 Customer's Responsibility for Use of the Services. Customer agrees it is solely responsible for and assumes all liability relating to the following:

         A.       All aspects of Customer's business;

         B. All content and data provided to Intel by or through Customer for use with the Services;

         C. Decisions about Customer's computer and communications systems needed to access the Services;

         D.       All results obtained from using the Services;

         E. Compliance with all applicable laws and governmental regulations regarding Customer's business or use of the Services;

         F.       Use of the Services by Customer's end users;

         G. Compliance with Intel's Acceptable Use Policy, established and applicable from time to time, by Customer and its end users. Should Intel change its Acceptable Use Policy, Customer shall have 30 days within which to comply with the revised Policy, except that no such compliance period shall be applicable for categories (i), (ii), (iv), or (vi) of Section 5.2.

         H. Cooperation. Customer agrees to provide Intel with all cooperation and information necessary or desirable to implement the Services for Customer.

         6.2 End User Agreements. To protect both Customer and Intel, Customer shall include in agreements, if any, with its end users, (i) requirements for end users to comply with usage policies sufficient to ensure compliance with Intel's Acceptable Use Policy; (ii) limitation of liability provisions no less protective than those contained in Section 12.1 below; (iii) dispute resolution and attorneys' fees



                                    19 of 25
provisions substantially similar to those contained in Sections 13.1, 13.2, and
13.4 below. Such provisions shall protect Customer and its service provider (i.e., Intel) to the same extent.

         6.3 Resale. Unless expressly permitted by a Schedule or separate reseller agreement, Customer shall limit the use of the Services to Customer's purposes and those of its end users and shall not engage in the business of reselling Intel's hosting or other data center services to third parties (other than Quokka affiliates and joint ventures of which Quokka owns 50% or more).

         6.4 Customer's Indemnity of Intel. Customer will indemnify Intel against any claim, suit, or proceeding by any end user or third party arising from (i) matters for which Customer has responsibility under this Section 6;
(ii) violation by Customer of any obligations under this Section 6; (iii) claims that any content of Customer or its end users, including but not limited to data, text, multimedia images (e.g. graphics, audio and video files) or other materials (collectively "Content"), or the manner in which Customer or its end users make use of the Services, constitutes an infringement of any patent, copyright, trademark, trade secret, publicity, privacy, or other right of any third party, or (iv) any civil or criminal violations of law or governmental regulations occurring as a result of actions or omissions of Customer or its end users. Customer will defend or settle any such suit or proceeding brought against Intel and will pay all damages and costs finally awarded against Intel relating to the foregoing matters (including any indirect or consequential damages awarded as a result of such proceeding); provided that Intel (x) promptly notifies Customer in writing of any such suit or proceeding, (y) provides Customer with sole control over the defense or settlement of any such action; and (z) provides reasonable information and assistance in the defense or settlement of any such action. Intel may participate in any such suit or proceeding through counsel of its choice at Intel's own expense; provided, that the costs associated with Intel's counsel shall not be deemed damages or costs for purposes of Customer's indemnity hereunder. Notwithstanding the foregoing remedies, Intel reserves the right (but shall have no obligation) to delete any Content installed on an Intel server and to modify or terminate any or all Services or restrict Customer's use in whole or in part in the event of any suit or proceeding, or threatened suit or proceeding, which may be subject to an indemnity obligation under this Section; provided that Intel shall give Customer prior notice as set forth in Section 5.2.

7 [*]

8. Announcements and Promotion. Upon execution of this Agreement, the parties may issue a mutually approved joint press release announcing the relationship formed by this Agreement. Thereafter, neither party will issue any press releases or use the logo of the other party in an advertisement or other public announcement relating to this Agreement or the relationship between the parties without the prior written approval of the other, including any approval given in a Schedule hereto. Notwithstanding the restrictions of the prior sentence, the parties will cooperate in good faith to advertise the relationship created in this Agreement on their web sites, including cross-links to their respective web sites and to others, under appropriate, mutually-agreed linking arrangements. Customer agrees that Intel may include Customer's name in listings of Intel's customers.


[*] Confidential treatment requested.


                                    20 of 25

9. Ownership of Intellectual Property and Equipment.

         9.1 Except as expressly set forth in this Agreement or any applicable SLA, the parties do not, directly or by implication, by estoppel or otherwise, grant to each other any rights or licenses, and neither party shall have any ownership rights in any intellectual or tangible property of the other.

         9.2 Intel shall not obtain any right, title, and/or interest in the Content provided by Customer or its end users and installed on Intel's hardware; however, Intel shall retain title to and all rights in all intellectual property provided by Intel, including, but not limited to, any know-how related to Intel-provided products or services such as hardware, software or any other server technology.

         9.3 Except as expressly set forth in this Agreement or any applicable SLA, all equipment provided by Intel in connection with this Agreement or any SLA shall remain the property of Intel.

         9.4 Notwithstanding anything in this Agreement to the contrary, the rights granted herein do not include any right, license, release or immunity, directly or indirectly, express, implied or by estoppel, in or to Intel's component-level, flash memory chips, video chips, or microprocessor or related chipset technology, or any of Intel's process technology under any patent, copyrights, trade secret, mask work or other intellectual property right, including but not limited to Intel architecture processors.

10. Confidentiality; Data Use.

         10.1 General Non-Disclosure. Subject to the terms of this Agreement, each party shall maintain the confidentiality of the information it receives from the other pursuant to the terms of the Corporate Nondisclosure Agreement ("CNDA") between Intel and Customer, which is incorporated herein by this reference. If the parties hereafter exchange other confidential information relating to this Agreement during the term hereof, they may exchange that information under a CITR (Confidential Information Transmittal Record) to the CNDA. Except as otherwise expressly provided under this Agreement, neither party may disclose to the public or to any third party the existence of this Agreement or the terms and conditions hereof other than with the express prior written consent of the other party.

         10.2 Data Use. Unless requested to do so by Customer, Intel will not collect or retain for its own purposes any personally identifiable information regarding end users who access the Services through Customer. Intel will monitor use of the Services and gather statistical and demographic information about the use of the Services by Intel's Customers and their end users. Such information will be used for internal statistical and marketing reports and may be shared by Intel with third parties in aggregate or statistical form only. Both parties agree to comply with all applicable privacy and data transfer statutes, rules, or regulations governing the respective activities of the parties.

11. Disclaimer of Warranties.

         11.1 General Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN AN APPLICABLE SLA, THE SERVICES ARE PROVIDED "AS IS" AND INTEL MAKES NO WARRANTIES OR REPRESENTATIONS CONCERNING THE SERVICES OR ANY RESULTS TO BE ACHIEVED THROUGH USE OF THE SERVICES; INTEL DISCLAIMS ALL OTHER WARRANTIES, INCLUDING THE WARRANTIES OF MERCHANTIBILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ALL WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE.


                                    21 of 25

         11.1 No Security Warranty. EXCEPT AS EXPRESSLY STATED IN AN APPLICABLE SLA, INTEL DOES NOT GUARANTEE THAT ITS PROCEDURES AND SERVICES WILL PREVENT LOSS, ALTERATIONS OR UNAUTHORIZED ACCESS TO CUSTOMER DATA HOSTED THROUGH AN INTEL FACILITY.

         11.2 Disclaimer of Actions Caused by or Under the Control of Third Parties. INTEL DOES NOT AND CANNOT CONTROL THE PERFORMANCE OF ANY DATA, PRODUCTS, OR SERVICES PROVIDED OR CONTROLLED BY THIRD PARTIES. AT TIMES, ACTION OR INACTION BY THIRD PARTIES CAN IMPAIR OR DISRUPT INTEL'S SERVICES. INTEL MAKES NO REPRESENTATIONS AND EXPRESSLY DISCLAIMS ALL WARRANTIES REGARDING THE DATA, PRODUCTS, OR SERVICES OF ANY THIRD PARTY, INCLUDING THE PROVIDERS OF ELECTRICAL OR TELECOMMUNICATIONS PRODUCTS OR SERVICES. SUCH DATA, PRODUCTS, AND SERVICES ARE NOT PROMISED TO BE FREE OF ERROR OR INTERRUPTION, AND INTEL EXPRESSLY DISCLAIMS ALL LIABILITIES ARISING FROM ANY SUCH ERROR, INTERRUPTION, OR OTHER FAILURE.

12. Limitation of Liability; Remedies.

         12.1 DAMAGES LIMITATION. LIABILITY ARISING UNDER THIS AGREEMENT SHALL BE LIMITED TO DIRECT, OBJECTIVELY MEASURABLE DAMAGES. NEITHER PARTY OR THEIR SUPPLIERS, INCLUDING SUPPLIERS OF TELECOMUNICATIONS SERVICES, SHALL HAVE ANY LIABILITY TO THE OTHER PARTY OR TO ANY THIRD PARTY, FOR ANY INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS, LOSS OF DATA, INTERRUPTION OF BUSINESS, OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE) STRICT LIABILITY OR OTHERWISE. Notwithstanding anything to the contrary, the aggregate liability of Intel and its suppliers under this Agreement shall not exceed the lesser of (a) the total amounts paid by Customer to Intel hereunder [*] which gave rise to the claims or (b) [*] Customer hereby agrees and acknowledges that its remedies for interruption of Services due to outages or failures may be further limited in an applicable SLA to receipt of an outage credit toward payment of fees due under the SLA.

         12.2 SOLE REMEDIES; MATERIALITY. INTEL AND ITS SUPPLIERS DISCLAIM ANY AND ALL LIABILITIES OR DAMAGES OTHER THOSE EXPRESSLY PROVIDED IN THIS AGREEMENT OR AN ATTACHED SLA. CUSTOMER ACKNOWLEDGES AND AGREES THAT THE LIABILITY OF INTEL AND ITS SUPPLIERS ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH THE SERVICES SHALL BE EXPRESSLY LIMITED TO THE LIABILITY AND DAMAGES PROVIDED HEREIN. THE PARTIES ACKNOWLEDGE THAT THE LIMITATIONS REFERENCED IN THIS SECTION 12 ARE MATERIAL TERMS TO THIS AGREEMENT.

         12.3 Force Majeure. In the event that either party is unable to perform any of its obligations under this Agreement or to enjoy any of its benefits because of any event beyond the control of the affected party, including, but not limited to, natural disaster, acts of God, actions or decrees of governmental bodies or failure of communication or electrical lines (a "Force Majeure Event"), the party who has been so affected shall promptly give written notice to the other party and shall use its best efforts to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended for the duration of such Force Majeure Event.

13. Dispute Resolution; Governing Law.

         13.1 With the exception of disputes involving breach of confidentiality, infringement of a party's intellectual property, and other types of irreparable harm for which injunctive relief through the



[*] Confidential treatment requested.


                                    22 of 25
courts is sought by either party, all disputes arising directly under the express terms of this Agreement or the grounds for termination thereof shall be resolved as follows: The senior management of both parties shall meet to attempt to resolve such disputes. If the disputes cannot be resolved by the senior management, either party may make a written demand for formal dispute resolution and specify therein the scope of the dispute.

         13.2 If the disagreements cannot be resolved by the senior management after thirty (30) days from the date any party made a written demand for resolution, a binding arbitration shall be held. Subject to the provisions of this Section, the rules of the arbitration shall be agreed upon by the parties prior to the arbitration and based upon the nature of the disagreement. To the extent that the Parties cannot agree on the rules of the arbitration, then the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect on the Effective Date of this Agreement, or, when either of the parties is not a U.S. entity, then the Commercial Arbitration Rules of the International Chamber of Commerce ("ICC") in effect on the Effective Date of this Agreement, and except as the applicable rules are modified by this Agreement, shall apply. The proceedings shall be held in the County of Santa Clara, California, U.S.A. under the auspices of the AAA or the International Chamber of Commerce, whichever is applicable. As a minimum set of rules in the arbitration, the Parties agree as follows:

         A. The arbitration shall be held by single arbitrator mutually acceptable to both parties. If the parties cannot agree on a single arbitrator within thirty (30) days from the date written demand is made, each Party shall identify one independent individual who shall meet to appoint a single arbitrator. If an arbitrator still cannot be agreed upon within an additional thirty (30) days, one shall be appointed by the AAA or ICC as applicable. The arbitrator shall be knowledgeable regarding the internet hosting or data services industries.

         B. Prior to a final award, the parties shall equally bear the costs and fees of the arbitration and each party shall bear its own legal expenses. The Parties agree that a court reporter will record the arbitration proceedings and that the reporter's record will be the agreed transcript of the proceedings. Prior to a final award, the parties will share the expenses of this reporter.

         C. The arbitrator shall specify the basis for his/her decision, the basis for the damages award and a breakdown of the damages awarded, and the basis of any other remedy authorized under Section 12. The decision of the arbitrator shall be considered as a final and binding resolution of the disagreement, shall not be subject to appeal and may be entered as a judgment in any court of competent jurisdiction in the United States in the State of California. Each Party agrees to submit to the jurisdiction of any such court for purposes of the enforcement of any such decision, award, order or judgment.

         D. Any arbitration proceeding hereunder shall be conducted on a confidential basis.

         E. The arbitrator shall apply the substantive laws of the State of Delaware in interpreting and resolving disputes.

         F. The parties shall agree upon what, if any, discovery shall be permitted. If the parties cannot agree on the form of discovery within fifteen (15) days after the appointment of the Arbitrator, then there shall be neither discovery nor the issuance of subpoenas. In no event, however, shall any such discovery take more than three months.

         G. The duty of the parties to arbitrate any dispute within the scope of this Section shall survive the expiration or termination of this Agreement for any reason. The parties specifically agree that any action must be brought, if at all, within two (2) years from the accrual of the cause of action.



                                    23 of 25

         H. The discretion of the arbitrator to fashion remedies shall be limited as stated in this Section 13 and Section 12 hereunder, and shall exclude any right to award a remedy based on implied rights under the Agreement.

         13.3 Other Claims. Any controversy or claim which is beyond the scope of this Section shall be submitted by any affected party to a court of competent jurisdiction located in Santa Clara County, California, U.S.A. and the parties agree to be bound by any judgment of such court. Otherwise, neither Party shall sue the other where the basis of the suit is within the scope of this Section except for enforcement of the arbitrator's decision in the event that the other party is not performing in accordance with the arbitrator's decision.

         13.4 Governing Law. Any claim arising under or relating to this Agreement shall be governed by the internal substantive laws of the State of Delaware and the federal courts located in Delaware, without regard to principles of conflict of laws. Each party hereby agrees to jurisdiction and venue in the courts of the State of California for all disputes and litigation arising under or relating to this Agreement. Furthermore, the parties agree that the terms of The U.N. Convention on Contracts for the International Sale of Goods do not apply to this Agreement.

         13.5 Attorneys' Fees. In the event of any dispute or arbitration hereunder, the prevailing party shall be entitle to recover its costs and disbursements incurred, together with reasonable attorneys' fees to be fixed by the arbitrator or court at trial or on appeal.

14. Miscellaneous.

         14.1 Notice. Unless otherwise stated herein, written notices shall be delivered by hand, post, fax, or email (with contemporaneous delivery by one of the foregoing means) to the persons and at the addresses as set forth below and shall be deemed given upon transmission in the case of fax or email or otherwise upon delivery. Either party may change its address for receipt of notice to the other party by delivering written notice of such change pursuant to this Section.

If to Intel:                                If to Customer:

Intel Online Services, Inc.                 Quokka Sports, Inc.
2200 Mission College Blvd.                  525 Brannan Street, Ground Floor
Santa Clara, California 95052               San Francisco, CA  94107

         14.2 Invalidity. The invalidity or unenforceablity for any reason of any provision of this Agreement shall not prejudice or affect the validity or enforceability of its other provisions.

         14.3 Assignment. Neither party may assign any of its rights, obligations, or privileges (by operation of law or otherwise) hereunder without the prior written consent of the other, except that Intel may assign its rights and obligations under this Agreement to one or more of its majority-owned subsidiaries, and Customer may assign its rights and obligations to any entity that acquires all or substantially all of its assets or a controlling interest of Customer's outstanding equity (subject to Intel's prior written consent, which will not be unreasonably withheld).

         14.4 Headings. The headings to the Agreement provisions are for reference only and shall not affect their interpretation.

         14.5 Independent Contractor. The parties hereto are independent contractors. Nothing in this Agreement will be construed to make the parties partners or joint venturers or to make either party liable for the obligations, acts or activities of the other.

         14.6 No Third-Party Beneficiaries. The provisions of this Agreement are intended solely for



                                    24 of 25
the benefit of Customer and Intel and its suppliers and shall create no rights or obligations enforceable by any other party unless such beneficiaries are expressly set forth in a Schedule hereto.

         14.7 Entire Agreement; Amendment. This Agreement, including each Schedule, constitutes the entire agreement between the parties with respect to matters contained herein, and all prior or contemporaneous agreements and negotiations with respect to those matters are superseded by this Agreement. No waiver of any breach or default shall constitute a waiver of any subsequent breach or default. Any changes to this Agreement, or any additional or different terms in Customer's purchase orders, acknowledgments or other documents, will not be effective unless expressly agreed to in writing by the party against whom enforcement is sought.

Please sign and date below to indicate your understanding and acceptance of the terms of this Agreement.

CUSTOMER:                                 INTEL CORPORATION:

By:                                       By:
Print Name:                               Print Name:
Title:                                    Title:
Date:                                     Date:








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